UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2019

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Peter Donato as Chief Financial Officer

On July 1, 2019, Peter Donato gave notice of his resignation as the Chief Financial Officer and Secretary of Neuronetics, Inc. (the “Company”). Mr. Donato’s separation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Donato’s resignation will be effective after a transition period.

(c) Appointment of Stephen Furlong as Chief Financial Officer and Secretary

On July 1, 2019, the board of directors of the Company appointed Stephen Furlong as the Company’s Chief Financial Officer and Secretary, effective as of July 22, 2019 (the “Effective Date”).

Prior to joining the company, Mr. Furlong, age 55, worked at Metabolon, a private life science company in metabolomics, a phenotyping technology for advancing biomarker discovery, diagnostic testing and precision medicine, from November 2017 to July 2019, where he most recently served as Senior Vice President of Finance and Corporate Secretary. Prior to joining Metabolon, Mr. Furlong was Vice President Finance at Verscend Technologies from February 2017 to June 2017. From April 2015 to September 2016, he served as Chief Financial Officer of Rapid Micro Biosystems, which manufactures and distributes products for detection of microbial contamination. Before joining Rapid Micro Biosystems, Mr. Furlong spent 14 years at Hologic, a publicly-traded medical technology company, where he held a number of roles of increasing responsibilities, most recently Senior Vice President, Finance and Sales Administration. Prior to his experience at Hologic, Mr. Furlong held positions at Safety 1st, Stratus Computer Inc., and Raytheon Company. Mr. Furlong received his B.A. in Political Science from The Pennsylvania State University and his Master of Finance degree from Bentley University.

There are no arrangements or understandings between Mr. Furlong and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Furlong and any of the Company’s other directors or executive officers. Mr. Furlong is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

A copy of the press release announcing Mr. Furlong’s appointment as Chief Financial Officer and Mr. Donato’s resignation is attached as exhibit 99.1 hereto and is incorporated by reference herein.

Employment Offer Letter Agreement with Mr. Furlong

In connection with his appointment as Chief Financial Officer, Mr. Furlong and the Company entered into an employment offer letter agreement, effective on the Effective Date.

Pursuant to the terms of his employment offer letter agreement, Mr. Furlong’s employment is at will and may be terminated at any time by the Company or Mr. Furlong. Under the terms of his agreement, Mr. Furlong is eligible to receive a target annual cash bonus opportunity of 45% of his annual base salary, with the actual amount of such bonus based on the financial performance of the Company, the attainment of certain corporate and departmental goals and Mr. Furlong’s personal performance, as determined by the Board in its sole discretion. In accordance with the agreement, Mr. Furlong will be awarded an option to purchase shares of common stock under the Company’s 2018 Equity Incentive Plan (the “Plan”) with a target value of $700,000. 25% of the shares subject to the option vest on the first anniversary of the Effective Date and the remaining shares vest in 36 equal monthly installments thereafter, subject to Mr. Furlong’s continued service. Mr. Furlong will also be granted restricted stock under the Plan with a target value of $700,000 which will vest as to 25% on the first anniversary of the Effective Date, 25% on the second anniversary of the Effective Date and 50% on the third anniversary of the Effective Date. Pursuant to his employment agreement, Mr. Furlong is entitled to relocation assistance for up to 24 months after the Effective Date.

In addition, if Mr. Furlong’s employment is terminated by the Company without cause, or if he resigns for good reason other than in connection with a change of control transaction, then Mr. Furlong will be entitled under his agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of nine months following such termination. Alternatively, if Mr. Furlong is terminated without cause or if he resigns for good reason within three months prior to or 12 months following a change in control transaction, he will be entitled to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 18 months, and accelerated vesting of all unvested equity awards. In order to receive any severance benefits under the employment agreement, Mr. Furlong is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the employment offer letter agreement. Pursuant to his agreement, Mr. Furlong also entered into a restrictive covenant and invention assignments agreement with the Company, which agreement contains non-compete, non-solicitation and intellectual property protections in the Company’s favor.

The foregoing description of Mr. Furlong’s employment agreement is not complete and is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Furlong is expected to enter into an indemnification agreement with the Company, the form of which has been filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.1	Employment Offer Letter Agreement between Neuronetics, Inc. and Stephen Furlong dated July 1, 2019.

10.2	Form of Indemnification Agreement between Neuronetics, Inc. and Stephen Furlong (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement on Form S-1, No. 333-225307).

99.1	Press Release dated July 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: July 2, 2019	By:	/s/ Chris Thatcher
	Name:	Chris Thatcher
	Title:	President and Chief Executive Officer
(Principal Executive Officer)